                                                                    EXHIBIT 10.4


ROBERT L. LONG
PRESIDENT AND CHIEF EXECUTIVE OFFICER




September 27, 2004

Dear _______:

Transocean Inc. (the "Company") hereby grants to you effective as of May 13, 2004 (the "Award Date") deferred units ("Deferred Units") representing a total of 2,282 ordinary shares, par value US $0.01 per share, of the Company ("Ordinary Shares") in accordance with the Long-Term Incentive Plan of Transocean Inc. (the "Plan"). Please refer to the attached Appendix A, Terms and Conditions of Director Deferred Unit Award for further details.

Unless otherwise provided in the attached Appendix A, your Deferred Unit award will vest in three (3) annual installments, as follows:


                                  Number of Deferred
       Period Beginning             Units Vesting
       ----------------           ------------------
         May 13, 2005                     760
         May 13, 2006                     761
         May 13, 2007                     761

Notwithstanding the foregoing, the certificate for the number of Ordinary Shares to which your vested Deferred Units relate will not be delivered to you until you cease to be a Director of the Company.

Your Deferred Unit award is subject to the terms and conditions set forth in the enclosed Plan, the Prospectus for the Plan, any additional terms and conditions set forth in the attached Appendix A and any rules and regulations adopted by the Board of Directors.

This award letter and the attachments contain the formal terms and conditions of your award and accordingly should be retained in your files for future reference.

Sincerely,


Robert L. Long
Enclosures



(713) 232-7028 fax        (713) 232-7619 OFFICE      blong@houston.deepwater.com

                                   APPENDIX A
                                 TO AWARD LETTER
                                      DATED
                                  MAY 13, 2004

                             TERMS AND CONDITIONS OF
                          DIRECTOR DEFERRED UNIT AWARD

The deferred units ("Deferred Units") granted to you effective as of the Award Date by Transocean Inc. (the "Company") representing a specified number of ordinary shares, par value US $0.01 per share, of the Company ("Ordinary Shares"), are subject to the terms and conditions set forth in the Long-Term Incentive Plan of Transocean Inc. (the "Plan"), the enclosed Prospectus for the Plan, any rules and regulations adopted by the Company's Board of Directors (the "Board"), and any additional terms and conditions set forth in this Appendix A which forms a part of the attached award letter to you ("Award Letter"). Any terms used and not defined in the Award Letter have the meanings set forth in the Plan. In the event there is an inconsistency between the terms of the Plan and the Award Letter, the terms of the Plan will control.

1.       VESTING OF DEFERRED UNITS

         (a) Unless vested on an earlier date as provided in this Appendix A, the Deferred Unit award granted pursuant to your Award Letter will vest on each vesting date as set forth in your Award Letter.

         (b) In certain circumstances described in paragraphs 3 and 4 below, your Deferred Units may vest before a vesting date.

2.       RESTRICTIONS ON THE DEFERRED UNITS

         Upon your termination of service as a Director of the Company, stock certificates for the number of Ordinary Shares equal to the number of vested Deferred Units will be delivered to you (or, in the event of your death, to your beneficiary under the Plan) as soon as practicable. During the period of time between the Award Date and the date on which you receive a distribution of the Ordinary Shares related to the Deferred Units awarded hereunder, your award of Deferred Units will be evidenced by credit to a book entry account. Until delivery of such Ordinary Shares, you may not sell, transfer, assign or pledge the Ordinary Shares subject to your Deferred Unit award.

3.       TERMINATION OF SERVICE

         (a) GENERAL. The following rules apply to the vesting of your Deferred Units in the event of your termination of service as a Director of the Company.

              (i) DEATH OR DISABILITY. If your service is terminated by reason of death or disability (as determined by the Board), all of your Deferred Units will immediately vest.

              (ii) RETIREMENT. If your service as a Director is terminated due to retirement in accordance with the retirement policy for members of the Board, all of your Deferred Units will immediately vest.

              (iii) OTHER TERMINATION OF SERVICE. If your service terminates for any reason other than those provided in clauses (i) or
                     (ii) above, any of your Deferred Units which have not vested prior to your termination of service will be forfeited.

         (b) BOARD DETERMINATIONS. The Board shall have absolute discretion to determine the date and circumstances of termination of your service, including without limitation whether as a result of death, disability, retirement or any other reason, and its determination shall be final, conclusive and binding upon you.

4.       CHANGE OF CONTROL

         Notwithstanding the provisions of paragraphs 1 and 3, all of your Deferred Units will vest immediately upon a Change of Control of the Company.

5.       DIVIDEND CREDITS

         In the event that dividends are paid with respect to Ordinary Shares, you will be entitled to receive a cash payment equal to the amount of the dividend paid per Ordinary Share as of such dividend payment date multiplied by the number of Deferred Units credited to your account immediately prior to such dividend payment date, with such amount to be payable to you as soon as practicable after the date on which dividends are paid with respect to all other Ordinary Shares of the Company. Also, you will have the right to vote with each vested Deferred Unit equal to one Ordinary Share.

6.       INCOME TAX WITHHOLDING

         (a) You should consult the Plan Prospectus for a general summary of the U.S. federal income tax consequences to you of your Deferred Units based on currently applicable provisions of the Internal Revenue Code and related regulations. The summary does not discuss state and local tax laws or the laws of any other jurisdiction, which may differ from U.S. federal tax law. For these reasons, you are urged to consult your own tax advisor regarding the application of the tax laws to your particular situation.

         (b) You must make arrangements satisfactory to the Company to satisfy any applicable U.S. federal, state or local withholding tax liability arising from the grant or vesting of your Deferred Units. You can either make a cash payment to the Company of the required amount or you can elect to satisfy your withholding obligation by having the Company retain Ordinary Shares having a value approximately equal to the amount of your minimum statutory withholding obligation from the shares otherwise deliverable to you upon your termination of service. If you fail to satisfy your withholding obligation in a time and manner satisfactory to the Company, the Company shall have the right to withhold the required amounts payable to you. Further, any dividends on the Deferred Units paid to you pursuant to Section 5 above will generally be subject to federal, state and local tax withholding, as appropriate, as additional compensation.

7.       ADJUSTMENTS

         As provided in Section 6.2 of the Plan, certain adjustments may be made to your Deferred Units upon the occurrence of events or circumstances described in Section 6.2 of the Plan.

8.       RESTRICTIONS ON RESALE

         Other than the restrictions referenced in paragraph 2, there are no restrictions imposed by the Plan on the resale of Ordinary Shares acquired under the Plan. However, under the provisions of the Securities Act of 1933 (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission (the "SEC"), resales of Ordinary Shares acquired under the Plan by certain Directors of the Company who may be deemed to be "affiliates" of the Company must be made pursuant to an appropriate effective registration statement filed with the SEC, pursuant to the provisions of Rule 144 issued under the Securities Act, or pursuant to another exemption from registration provided in the Securities Act. The Company has filed an effective registration statement with the SEC. There are no restrictions imposed by the SEC of Common Stock acquired under the Plan by persons who are not affiliates of the Company.

9.       SHAREHOLDER RIGHTS

         You (or your beneficiary) will have no rights as a shareholder with respect to the Ordinary Shares represented by your Deferred Units unless and until all the terms, conditions and provisions of this Appendix A, the Award Letter and the Plan which affect you or such other person have been complied with as specified therein, and certificates evidencing such shares are delivered to you (or your beneficiary) pursuant to paragraph 2 hereof.

10.      GOVERNING LAW

         This Appendix A, the Award Letter and the Plan will be governed by, and construed in accordance with, the laws of the State of Texas.

If you have any questions regarding your Deferred Unit award or would like to obtain additional information about the Plan, please contact the Company's General Counsel, Transocean Inc., 4 Greenway Plaza, Houston, Texas 77046 (telephone (713) 232-7608). Your Award Letter and this Appendix A contain the formal terms and conditions of your award and accordingly should be retained in your files for future reference.


                                      -3-